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                                                                    Exhibit 23.2





CONSENT OF THE INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Edison Mission Holdings Co. of our report dated September 30, 1999 relating to the special-purpose combined accounts of Fiddlers Ferry and Ferrybridge C power stations appearing in the Current Report on Form 8-K/A of Edison Mission Energy dated July 19, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Yours faithfully


/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
December 2, 1999